UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2005

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32220	87-0636498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Explanatory Note

This Form 8-K/A amends the Form 8-K filed on February 28, 2005 to include Kelly & Company's letter surrounding their dismissal as the registrant's independent accountant as well as a response by the registrant to the letter submitted by Kelly & Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On February 24, 2005, American Water Star dismissed Kelly & Company as its independent auditor and appointed Weaver and Martin LLC, as American Water Star's independent accountants for the year ended December 31, 2004. This is a change in accountants recommended by American Water Star's Audit Committee and ratified by American Water Star's Board of Directors. Weaver and Martin LLC was engaged by American Water Star on February 24, 2005. During the most recent two fiscal years and the portion of time preceding the decision to engage Weaver and Martin LLC, neither American Water Star nor anyone engaged on its behalf has consulted with Weaver and Martin LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on American Water Star's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event.

The audit reports issued by Kelly & Company with respect to American Water Star's financial statements for December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. From September 30, 2003 through February 24, 2005, when Kelly & Company was dismissed as American Water Star's independent accountant, there were no disagreements between American Water Star and Kelly & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kelly & Company would have caused their to make a reference to the subject matter of the disagreement in connection with its audit report. However, Kelly & Company, in a letter addressed to the Commission dated March 4, 2005 (attached hereto as Exhibit 16.2) ten days after their dismissal date of February 24, 2005, raised concerns over American Water Star's failure to complete responses and provide documentation to Kelly & Company in regards to certain matters, which caused Kelly & Company to question their reliance on management's representations as to these matters.

Subsequent to the dismissal of Kelly & Company, American Water Star's Audit Committee completed an internal investigation of the matters raised by Kelly & Company. As of the date of this filing, all of Kelly & Company's matters of concern have been fully resolved to the satisfaction of the Audit Committee. The Audit Committee's conclusion has also deemed it will not have any material impact on the financial statements of American Water Star. Further, the Audit Committee has notified and provided final documentation to Kelly & Company of its conclusion.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Kelly & Company as the independent accountants of American Water Star.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
16.1	Letter from Kelly & Company, regarding change in certifying accountant.
16.2	Letter from Kelly & Company submitted to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By: /s/ Roger Mohlman

Roger Mohlman, President / CEO

Date: March 8, 2005